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                                                                    EXHIBIT 11.1
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                                 BAYBANKS, INC.

          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE

                 FOR THE SIX MONTHS AND QUARTERS ENDED JUNE 30
                  (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                        SIX MONTHS ENDED JUNE 30          QUARTER ENDED JUNE 30
                                      ----------------------------     ----------------------------
                                         1994             1993            1994             1993
                                      -----------      -----------     -----------      -----------
PRIMARY:
Weighted average shares.............   18,798,391       18,619,252      18,818,163       18,676,783
Common Stock Equivalents (CSE):
  Stock options.....................      325,752          285,439         336,457          260,941
                                      -----------      -----------     -----------      -----------
Primary weighted average shares.....   19,124,143       18,904,691      19,154,620       18,937,724
                                      ===========      ===========     ===========      ===========
Income before cumulative effect of
  accounting change.................  $    48,633      $    26,968     $    26,422      $    14,207
Less cumulative effect of accounting
  change............................          932              --.              --               --
                                      -----------      -----------     -----------      -----------
Net Income..........................  $    47,701      $    26,968     $    26,422      $    14,207
                                      ===========      ===========     ===========      ===========
Primary earnings per share:
  Income before cumulative effect of
     accounting change..............  $      2.54      $      1.43     $      1.38      $      0.75
  Less cumulative effect of
     accounting change..............         0.05               --              --               --
                                      -----------      -----------     -----------      -----------
  Net Income........................  $      2.49      $      1.43     $      1.38      $      0.75
                                      ===========      ===========     ===========      ===========
FULLY DILUTED:
Weighted average shares.............  18,798,391..      18,619,252      18,818,163       18,676,783
Common Stock Equivalents (CSE):
  Stock options.....................      325,752          285,439         336,457          260,941
Stock options not CSE...............        7,523           33,110           5,087              100
5% convertible debentures...........           --            4,073(1)           --            4,073(1)
                                      -----------      -----------     -----------      -----------
Fully diluted weighted average
  shares............................   19,131,666       18,941,874      19,159,707       18,941,897
                                      ===========      ===========     ===========      ===========
Income before cumulative effect of
  accounting change.................  $    48,633      $    26,968     $    26,422      $    14,207
Less cumulative effect of accounting
  change............................          932               --              --               --
                                      -----------      -----------     -----------      -----------
Net Income..........................  $    47,701      $    26,968     $    26,422      $    14,207
5% debentures interest
  expense -- net of tax.............           --                1              --                1
                                      -----------      -----------     -----------      -----------
Net Income -- fully diluted basis...  $    47,701      $    26,969     $    26,422      $    14,208
                                      ===========      ===========     ===========      ===========
Fully diluted earnings per share:
  Income before cumulative effect of
     accounting change..............  $      2.54      $      1.42     $      1.38      $      0.75
  Less cumulative effect of
     accounting change..............         0.05               --              --               --
                                      -----------      -----------     -----------      -----------
  Net Income........................  $      2.49      $      1.42     $      1.38      $      0.75
                                      ===========      ===========     ===========      ===========

- - ---------------
(1) $56 convertible at $13.75 per share.
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